SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2005

PW Eagle, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-18050	41-1642846
(Commission File Number)	(I.R.S. Employer Identification Number)

1550 Valley River Drive, Eugene, Oregon 97401

(Address of Principal Executive Offices) (Zip Code)

(541) 343-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 14, 2005 PW Eagle, Inc. issued a press release announcing its operating results for the three and twelve month periods ended December 31, 2004.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Current Report as if fully set forth herein.

The information in this Current Report, including the Exhibit 99.1 attached hereto and incorporated herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities

On September 20, 1999, PW Eagle, Inc. (the “Company”), in connection with the issuance of Senior Subordinated Notes due 2007 and as consideration for the extension of outstanding debt, issued Common Stock Purchase Warrants to certain accredited investors for the purchase of shares of the Company’s Common Stock at an exercise price of $0.01 per share (“Warrants”). On March 11, 2005, the Company reached an agreement with a warrant holder which had exercised its right to exchange the 1,343,452 shares of Common Stock underlying its Warrant for the purchase of 1,339,517 shares of Common Stock and a $2.17 fractional share cash settlement (the “Exchange”). The Exchange is conditioned upon the effectiveness of a Registration Statement on Form S-3.

The above securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits: 99.1 Press Release dated March 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PW EAGLE, INC.

Date: March 14, 2005	By	/s/ Scott Long
Scott Long
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

EXHIBIT INDEX

to

FORM 8-K

CURRENT REPORT

Date of report: March 11, 2005

PW Eagle, Inc.

Exhibit Number	Exhibit Description
99.1	Press Release dated March 14, 2005